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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of Aerial Communications, Inc., of our report dated January 27, 1999 (except with respect to the matter discussed in Note 10, as to which the date is March 15, 1999), on the consolidated financial statements of Aerial Communications, Inc. and Subsidiaries (the "Company") included in the Company's 1998 Annual Report to Shareholders, to the inclusion in this Form 10-K of our report dated January 27, 1999 (except with respect to the matter discussed in Note 10, as to which the date is March 15,
1999), on the financial statement schedule of the Company, and to the incorporation by reference of such reports into the Company's previously filed S-8 Registration Statements, File No. 333-06471, File No. 333-10201,
File No. 333-26429, File No.333-67461 and File No. 333-51561.

ARTHUR ANDERSEN LLP

Chicago, Illinois
March 30, 1999